Exhibit 10.4

CASE NO. 01-06-00798-CV

IN THE FIRST COURT OF APPEALS
HOUSTON, TEXAS

Timothy J. Blair, Class Representative, and
FCLT Loans Asset Corporation
Appellant

v.

FirstCity Financial Corporation
Appellee

On Appeal from the 152nd Judicial District Court
Harris County, Texas
Trial Court Cause No. 2005-04492

MEDIATOR’S PROPOSAL
CONFIDENTIAL

NOT TO BE FILED WITH THE COURT UNLESS ACCEPTED

I, Michael S. Wilk, as mediator appointed by the Court of Appeals for the First District for the State of Texas (“Appellate Court”) and agreed to by the FCLT Loans Asset Corporation (“FCLT”), FirstCity Financial Corporation (“WACO”), Timothy J. Blair, Class Representative of former employees of FirstCity Bancorporation of Texas, Inc. (“Employees”), and JP Morgan Chase Bank, N.A., successor trustee, (“Trustee”) hereby propose that the lawsuit above referenced presently pending be settled pursuant to the following terms and conditions:

1.          The parties will act together in advising the Appellate Court of the settlement and requesting that the Appellate Court refrain from ruling until the settlement process has been completed, including the District Court’s approval or disapproval of the settlement.

2.          The settlement would be in two payments, one payment before the Appellate Court rules and the second and final payment after the Appellate Court rules. The Parties and their able counsel will cooperate with each other to determine and agree to the procedure to be followed since the Appellate Court has jurisdiction and District Court’s approval to the settlement is necessary. If the District Court does not approve the settlement the parties will be restored to their current positions, without prejudice.

3.          If the District Court approves the settlement, the District Court’s Order will contain appropriate provisions approving the settlement, authorizing the Trustee to make the first payment, the second and final payment and releasing and discharging of the Trustee.

4.          The first payment would be made by the Trustee as soon as possible after the District Court’s Order approving the settlement becomes final and non-appealable.

5.          The first payment would be in the amount equal to 75% of the total funds available (the total funds being approximately $18,600,000, less expenses and reserves, if any). The payment would be paid 1/3rd of 75% amount each to FCLT, WACO and the Employees.

6.          The second and final payment would be made as follows:

A.     If WACO’s trial court judgment is affirmed by the Appellate Court, the Trustee would pay to WACO the balance of the amount held by the Trustee, less final expenses.

B.      If WACO’s trial court judgment is not affirmed by the Appellate Court (i.e., the judgment is reversed and remanded or reversed and rendered for either FCLT or the Employees or otherwise not affirmed), the Trustee would pay the balance of the amount held by the Trustee, less final expenses, 1/3rd of such balance each to WACO, FCLT and the Employees.

The result would be that if WACO’s trial court judgment is affirmed the fund would be shared 50% to WACO, 25% to FCLT and 25% to the Employees. If WACO’s trial court judgment is not affirmed the fund would be shared 33.3% to WACO, 33.3% to FCLT and 33.3% to the Employees.

7.          No party could appeal from the ruling by the Appellate Court.

8.          Each party will pay their own attorney’s fees and costs incurred in the litigation.

9.          Appropriate mutual releases would be executed by the parties to this litigation (with the members of the Class Action being handled pursuant to the applicable rules).

10.        Counsel for WACO, FCLT, the Employees and the Trustee shall work together to prepare formal settlement documents for execution by all parties by December 31, 2008. The formal settlement documents will be executed prior to, but subject to, approval by the District Court.

11.        If all parties accept this proposal, the proposal shall become a mediation settlement agreement (the “Agreement”). If any dispute arises in connection with the formal settlement documents or with regard to the interpretation and/or performance of the

Agreement, of any of its provisions, the parties agree to schedule a full day mediation with the Mediator to resolve the disputes and to share the costs of same equally.

12.        The parties hereby acknowledge as follows:

(a)           The mediator is not the attorney of any party; and

(b)           They have been advised by their respective attorney with regard to this Agreement.

Please indicate you acceptance or rejection of the Proposal by indicating your decision below.

FCLT:	Yes:	No:

WACO:	Yes:	No:

Employees:	Yes:	No:

Trustee:	Yes:	No: